Exhibit 5(a)

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT	GENEVA HONG KONG LONDON LOS ANGELES NEW YORK	SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, DC

FOUNDED 1866

December 6, 2006

Merrill Lynch & Co., Inc.

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

We have acted as your counsel and are familiar with the corporate proceedings had in connection with the proposed issuance and sale by Merrill Lynch & Co., Inc. (the “Company”) of its junior subordinated debt securities (the “Junior Subordinated Debt Securities”) issued in connection with the offering by an affiliated business trust of the Company of trust preferred securities, certain payments in respect of which will be guaranteed by the Company (the “Guarantee”).

We have examined such documents and records as we deemed appropriate, including the following:

(a) a copy of the Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware;

(b) a copy of the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-132911) relating to the Junior Subordinated Debt Securities and the Guarantee (as so amended, the “Registration Statement”);

(c) a copy of the form of indenture with respect to the Junior Subordinated Debt Securities in the form filed as an exhibit to the Registration Statement (the “Junior Subordinated Indenture”); and

(d) a copy of the form of guarantee agreement providing for the Guarantee in the form filed as an exhibit to the Registration Statement (the “Guarantee Agreement”).

Based upon the foregoing and upon such further investigation as we deem relevant in the premises, we are of the opinion:

1. The Company has been duly incorporated under the laws of the State of Delaware.

2. When appropriate corporate action has been taken to authorize the Company to execute and deliver the Junior Subordinated Indenture, to fix the terms of one or more issues of Junior Subordinated Debt Securities under the Junior Subordinated Indenture and to authorize their issue, and such Junior Subordinated Indenture shall have been duly executed and delivered by the Company and the trustee thereunder, and when the Junior Subordinated Debt Securities with terms so fixed shall have been duly authenticated or countersigned by the trustee, and duly issued under the Junior Subordinated Indenture in accordance with such corporate action, the Junior Subordinated Indenture and the Junior Subordinated Debt Securities will constitute a valid and binding agreement and valid and binding obligations, respectively, of the Company, enforceable in accordance with their terms.

3. When appropriate corporate action has been taken to authorize the Company to execute and deliver the Guarantee Agreement, and when such Guarantee Agreement shall have been duly executed and delivered by the Company and the trustee thereunder, such Guarantee Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms.

With respect to enforcement, the above opinions are qualified to the extent that enforcement of the Junior Subordinated Indenture, the Junior Subordinated Debt Securities and the Guarantee Agreement may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equitable principles, and further to the extent that enforcement of any Junior Subordinated Debt Securities denominated in other than United States dollars may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

/s/ Sidley Austin LLP

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